UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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CORECARD CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One Meca Way

Norcross, Georgia 30093

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

YOU ARE INVITED TO attend the Annual Meeting of Shareholders of CoreCard Corporation on Thursday, May 26, 2022 at 4:00 p.m., local time, at our principal executive offices located at One Meca Way, Norcross, Georgia 30093. At the Annual Meeting, shareholders will consider and vote on:

1.	The election of one director to the Board of Directors to serve until the 2025 Annual Meeting;

2.	Approval, by a non-binding, advisory vote, of the compensation of our named executive officers;

3.	A proposal to approve the CoreCard Corporation 2022 Employee Stock Incentive Plan; and

4.	Other matters that may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 4, 2022 will receive notice of and be entitled to vote at the meeting or any adjournment thereof.

A Proxy Statement and a proxy solicited by the Board of Directors are enclosed with this mailing. To ensure a quorum for the meeting and that your vote may be recorded, please sign, date and return the proxy promptly in the enclosed business reply envelope. If you attend the meeting, you may revoke your proxy and vote in person. Our 2021 Annual Report to Shareholders is enclosed in the same document as the Proxy Statement.

By order of the Board of Directors,

Matthew A. White Secretary

April 8, 2022

Please complete and return the enclosed proxy promptly so that your vote may be recorded

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 26, 2022

We are sending this Proxy Statement to the shareholders of CoreCard Corporation (the “company”) in connection with the solicitation of proxies by the Board of Directors (the “Board”) to be voted at the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of CoreCard Corporation and any adjournment thereof. The Annual Meeting will be held on May 26, 2022 at our principal executive offices located at One Meca Way, Norcross, Georgia 30093 at 4:00 p.m. local time. We expect to mail this Proxy Statement and the accompanying proxy to shareholders on or about April 8, 2022.

VOTING

General

The securities that can be voted at the Annual Meeting consist of common stock of CoreCard Corporation, $.01 par value per share. Each share entitles its owner to one vote on each matter submitted to the shareholders. There are no cumulative voting rights. The record of shareholders entitled to vote at the Annual Meeting was taken as of the close of business on April 4, 2022. On that date, we had outstanding and entitled to vote 8,618,951 shares of common stock with each share entitled to one vote.

Quorum

A majority of the outstanding shares of our common stock must be present, in person or by proxy, to constitute a quorum at the Annual Meeting. We will treat shares subject to abstentions or broker non-votes as present at the Annual Meeting for purposes of determining a quorum. Abstentions and broker non-votes occur when a bank, broker, or other nominee of shares held in street name is not permitted to vote without instructions from the shareholder and such instructions have not been given. Abstentions and broker non-votes are not counted as a vote cast and will have no effect on the vote on any proposal.

Required Vote

Philip H. Moise, the incumbent nominee for election as director, will be reelected if more votes are cast “For” than are cast “Against” him. If more votes are cast Against, the nominee is required to submit his resignation subject to acceptance by the Board. The other members of the Board will determine the action to be taken with respect to the resignation and will publicly announce their decision and the rationale therefor.

With respect to Proposal 2 – TO APPROVE, BY A NON-BINDING ADVISORY VOTE, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, the proposal will be approved if more votes are cast “For” than are cast “Against” the proposal. The proposal is advisory and nonbinding. The Board will review the result of the vote and take it into account when making future compensation decisions.

With respect to Proposal 3 – TO APPROVE OF THE CORECARD CORPORATION 2022 EMPLOYEE STOCK INCENTIVE PLAN, the proposal requires the affirmative vote of a majority of votes cast. Because a vote to abstain on this proposal would be a vote cast, an abstention would be a vote AGAINST the proposal. However, because a broker non-vote does not result in a vote cast, a broker non-vote will have no effect on the outcome of the vote.

Proxies

At the Annual Meeting, the persons named as proxies will vote all properly executed proxy cards delivered in connection with this solicitation and not revoked in accordance with the directions given. Shareholders should specify their choices with regard to each proposal to be voted upon on the accompanying proxy card. If no specific instructions are given with regard to a proposal to be voted upon, then the shares represented by a signed proxy card will be voted “FOR” such proposal. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

Some of our shareholders hold their shares through a broker, bank, custodian or other nominee, rather than directly in their own name. This is commonly referred to as holding shares in “street name.” If you hold shares in street name, these proxy materials are being forwarded to you by your broker, bank, custodian or other nominee, which is considered, with respect to such shares, to be the shareholder of record. As the beneficial owner of shares held in street name, you have the right to direct the nominee how such shares should be voted. You also have the right to attend the Annual Meeting. However, since you are not the shareholder of record, you must first obtain a signed proxy from the shareholder of record giving you the right to vote the shares at the Annual Meeting. Your broker, bank, custodian or other nominee has enclosed or provided you voting instructions for you to use in directing the nominee how to vote your shares or obtain a proxy from the nominee.

You may revoke your proxy in connection with this solicitation at any time prior to voting at the Annual Meeting by:

●	giving written notice to the Secretary of the company at One Meca Way, Norcross, Georgia 30093, or

●	executing and delivering to the Secretary a later dated proxy, or

●	voting in person at the Annual Meeting.

You cannot revoke your proxy or voting instructions as to any matter upon which, prior to such revocation, a vote has been cast in accordance with the authority conferred by such proxy or voting instructions.

We will pay all expenses incurred in connection with the solicitation of proxies. Such costs include charges by brokers, fiduciaries and custodians for forwarding proxy materials to beneficial owners of stock held in their names. We may solicit proxies by mail, telephone and personal contact by directors, officers, and employees of the company without additional compensation.

Dissenters’ Rights of Appraisal

There are no dissenters’ rights of appraisal with respect to the matters being acted upon at the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table contains information concerning the persons who are known to us to be beneficial owners of more than 5 percent of our common stock as of March 15, 2022, and the ownership of our common stock as of that date by each director and director nominee, each executive officer named in the Summary Compensation Table and by all directors, director nominees and named executive officers as a group. There are no arrangements known to us which may result in change of control of the company.

Beneficial Owner	Address	Shares Beneficially Owned [a,b]	Percent of Class [a]
J. Leland Strange [c] Chairman of the Board, President, CEO	One Meca Way Norcross, GA 30093	1,548,188	18.0%

Clifford N. Burnstein [d]	729 7th Avenue New York, NY 10019	835,445	9.7%

Wallace R. Weitz & Company [e]	1125 South 103rd St., Suite 200 Omaha, NE 68124	615,000	7.1%

Janus Henderson Group PLC [f]	201 Bishopsgate EC2m 3AE, United Kingdom	536,962	6.2%

BlackRock, Inc. [g]	55 East 52nd Street New York, NY 1005	445,132	5.1%

A. Russell Chandler, III, Director [h]		40,941	*

Philip H. Moise, Director		21,321	*

Elizabeth W. Camp, Director		2,941	*

Matthew A. White Chief Financial Officer and Corporate Secretary		30,000	*

All Directors and Named Executive Officers as a Group (5 persons)		1,643,391	18.9%

a.

Except as otherwise noted, beneficial ownership is determined on the basis of 8,618,951 shares of common stock outstanding plus securities deemed outstanding pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended. Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), a person is deemed to beneficially own shares of the company’s common stock if that person has or shares “voting power”, which includes the power to vote or to direct the voting of a security, or “investment power”, which includes the power to dispose of or to direct the disposition of a security. An asterisk indicates beneficial ownership of less than 1 percent. In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity, we deemed to be outstanding all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 15, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

b.

Includes 59,000 shares reserved for issuance to officers and directors pursuant to stock options that were exercisable at March 15, 2022 or within sixty days of such date which are deemed beneficially owned by such person pursuant to Rule 13d-3(d)(1) of the Exchange Act. The amounts reported above for Mr. White include 30,000 shares for shares underlying stock options exercisable at March 15, 2022 or within sixty days of such date. The amount reported for Mr. Moise includes 16,000 shares for shares underlying stock options exercisable at March 15, 2022, or within sixty days of such date. The amount reported for Mr. Chandler includes 13,000 shares for shares underlying stock options exercisable at March 15, 2022, or within sixty days of such date.

c.	Shares are jointly owned by J. Leland Strange and Jane H. Strange, Mr. Strange’s wife.

d.

Based solely on information set forth in a Schedule 13D filed on August 3, 2009, in which Clifford N. Burnstein, an individual, reported beneficial ownership of 835,445 shares of common stock, of which Clifford N. Burnstein has the sole power to vote and to dispose.

e.

Based solely on information set forth in a Schedule 13G filed on January 14, 2022, in which Wallace R. Weitz and Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, reported beneficial ownership of 615,000 shares of common stock, of which Wallace R. Weitz and Company has the sole power to vote and to dispose.

f.

Based solely on information set forth in a Schedule 13G filed on February 10, 2022, in which Janus Henderson Group PLC, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, reported beneficial ownership of 536,962 shares of common stock, of which Janus Henderson Group PLC has the sole power to vote and to dispose.

g.

Based solely on information set forth in a Schedule 13G filed on February 1, 2022, in which BlackRock, Inc., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, reported beneficial ownership of 445,132 shares of common stock, of which BlackRock, Inc. has the sole power to vote and to dispose.

h.	Includes 8,000 shares owned by a not-for-profit trust controlled by Mr. Chandler.

PROPOSAL 1 – THE ELECTION OF ONE DIRECTOR

Nominee

At the Annual Meeting of Shareholders, shareholders will elect one director to the Board to serve a three-year term until the 2025 Annual Meeting of Shareholders. The other directors’ terms expire at the Annual Meeting of Shareholders listed in the following table for each category of directors, or upon their earlier death, resignation or removal from office.

If the nominee withdraws for any reason or is not able to continue to serve as a director, the proxy will be voted for another person designated by the Board as substitute nominee, but in no event will the proxy be voted for more than one nominee. The Board has no reason to believe that the nominee will not serve if elected.

The Board has nominated the person named in the following table to serve as a director of the company. The nominee and other directors gave us the following information concerning their current age, other directorships, positions with the company, principal employment and shares of our common stock beneficially owned as of March 15, 2022.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 1 TO ELECT ONE NOMINEE TO SERVE AS A DIRECTOR OF THE COMPANY.

Name	Age	Position / Principal Occupation
Nominee for election to serve until the 2025 Annual Meeting
Philip H. Moise 1, 2 & 3	72	Director, Retired Executive Vice President and General Counsel of Immucor, Inc.

Incumbent directors elected to serve until the 2023 Annual Meeting
Elizabeth W. Camp 1, 2 & 3	70	Director, President and Chief Executive Officer of DF Management, Inc.
A. Russell Chandler, III 1, 2 & 3	77	Director, Retired, Chairman of Whitehall Group, Ltd.

Incumbent director elected to serve until the 2024 Annual Meeting
J. Leland Strange	80	Director, Chairman of the Board, President and Chief Executive Officer
1.	Audit Committee
2.	Compensation Committee
3.	Nominating and Corporate Governance Committee

A. Russell Chandler, III, has served as a director since 2017. Mr. Chandler has served as a director of Miller Industries, Inc., a publicly traded manufacturer of towing and recovery equipment, since April 1994. He is founder and Chairman of Whitehall Group Ltd., a private investment firm based in Atlanta, Georgia. Mr. Chandler served as Chairman of Precyse Technologies Inc. in 2010 and as its Chief Executive Officer through May 2013. Mr. Chandler served as Chairman of Datapath, Inc., a company that built mobile communications trailers for military applications, from October 2004 until June 2006 and he served as the Mayor of the Olympic Village for the Atlanta Committee for the Olympic Games from 1990 through August 1996. From 1987 to 1993, he served as Chairman of United Plastic Films, Inc., a manufacturer and distributor of plastic bags. He founded Qualicare, Inc., a hospital management company, in 1972 and served as its President and Chief Executive Officer until its sale in 1983. The Board considered Mr. Chandler’s extensive experience as an executive and long term tenure as a member of the board of directors of a publicly traded company, as well as his operational and strategic insight in determining that he should serve as a director of the company. The Board has determined that Mr. Chandler qualifies as an independent director under the applicable rules of NYSE.

Philip H. Moise has served as a director since 2013. Mr. Moise served as Executive Vice President, General Counsel and Secretary of Immucor, Inc. from 2007 until 2012. Immucor manufactures and sells instruments and reagents used to classify components of human blood prior to blood therapies and transfusions. Previously a publicly-held company, Immucor was acquired and taken private in 2011. Before joining Immucor, Mr. Moise was in the private practice of law for almost 30 years, where he represented public and private companies in the technology and life sciences industries. He represented CoreCard and its predecessors for approximately 25 years before joining Immucor in 2007. The Board considered Mr. Moise’s familiarity with the company’s business and history; his business experience as an executive with a publicly traded company; his extensive legal background and experience in corporate transactions and corporate governance; and his familiarity with board and regulatory matters impacting publicly traded companies in determining that he should serve as a director of the company. The Board has determined that Mr. Moise qualifies as an independent director under the applicable rules of NYSE.

Elizabeth W. Camp has served as a director since 2020. She is President and Chief Executive Officer of DF Management, Inc., a private investment and commercial real estate management company, a position she has held since 2000. Previously and for 16 years, Ms. Camp served in various capacities, including President and Chief Executive Officer, of Camp Oil Company. Before its sale in 2000, Camp Oil developed and operated convenience stores, truck stops and restaurants in nine states. Ms. Camp holds a bachelor’s degree in accounting and a law degree from the University of Georgia, as well as a master’s degree in taxation from Georgetown Law Center. Ms. Camp is a current director or trustee on the boards of several non-profit organizations, including the Woodruff Arts Foundation, University of Georgia Foundation, the Atlanta chapter of the NACD, and the Boy Scouts of America, Atlanta Area Council. She has received the designation of Board Leadership Fellow by the NACD and is an independent member of the board of directors of Genuine Parts Company, a public company engaged in the global distribution of automotive and industrial replacement parts, where she serves on its audit committee. Ms. Camp is the Lead Director and Chair of the Corporate Governance and Nominating Committee of Synovus Financial Corp and formerly served as Chair of its Audit and Compensation Committees. The Board considered Ms. Camp’s background as an executive officer, her experience on public-company boards of directors, particularly in the banking industry, her experience in management and auditing and her expertise in accounting, tax and legal matters in determining that she should serve as a director of the company. The Board has determined that Ms. Camp qualifies as an independent director under the rules of NYSE.

J. Leland Strange has served as our President since 1983 and our Chief Executive Officer and Chairman of the Board since 1985. The Board considered Mr. Strange’s many years of experience as the company’s CEO, his familiarity with the industries and customers which our operating companies serve, and his past experience on several boards of directors and audit and compensation committees of other publicly traded companies in determining that he should serve as a director of the company.

There are no family relationships among any of the company’s directors or executive officers.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions material to an evaluation of the ability and integrity of any director, executive officer or control person of the company during the past ten years. There are no proceedings to which any director, officer, affiliate, any owner of record or beneficially of more than 5 percent of our common stock, or any security holder of the company is an adverse party to the company or has a material interest adverse to the company.

Three of the directors and all of the members of the Audit Committee are independent, as such term is defined in the listing standards of the NYSE and the rules of the SEC. The Audit Committee meets the composition requirements of NYSE’s listing (as defined by the rules of NYSE).

Board Leadership Structure and Role in Risk Oversight

The Chief Executive Officer serves as Chairman of the Board of Directors of the company. Given the size and scope of the company’s operations, the company believes that the leadership structure of the Board, consisting of four directors of which three are independent, is appropriate. There is no lead independent director because there has been no need for such a role based on the continuity resulting from the tenure of the directors and the small size of the Board. Given the character, size and scope of the company’s operations and the stability and long tenure of its workforce and management team, there is limited exposure to external risks other than general business, product and market risks. The company has limited, if any, exposure related to financial instruments, environmental issues, off balance sheet entities and such external risks. The Audit Committee, which consists of the independent directors, provides risk oversight as part of the company’s internal controls process and regularly reviews reports from management and external auditors on risk analysis and tests of the design and effectiveness of the company’s internal controls. The Board considered and has determined that risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the company. This determination was based on the limited nature of the company’s compensation program.

Meetings and Committees of the Board of Directors

The Board met five times during the year ended December 31, 2021. The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Audit Committee of the Board met five times in 2021. During 2021, the Audit Committee consisted of Mr. Chandler (chair), Mr. Moise and Ms. Camp. In 2021, the Audit Committee appointed the company’s independent auditor to review its report on the 2021 audit and the 2021 quarterly reviews, and carried out a number of other responsibilities, as outlined in the Audit Committee Charter. In 2021, the Board approved our move to the NYSE from the NYSE American as well as our name change to CoreCard Corporation and ticker symbol change to “CCRD.”

All members of the Audit Committee currently meet the applicable independence and qualifications standards of the NYSE. The Board has determined that Mr. Chandler is a financial expert as defined by the rules of the SEC and is financially sophisticated as defined in the listing standards of NYSE. The Board based this determination, in part, on Mr. Chandler’s experience in actively supervising senior financial and accounting personnel and in overseeing the preparation of financial statements as the audit committee chair of publicly-traded companies.

The Board has a Compensation Committee consisting of three independent directors, Mr. Chandler, Mr. Moise (chair) and Ms. Camp. The Compensation Committee met twice in 2021. The Compensation Committee reviews, makes recommendations and approves the appropriate compensation level for the officers of the company and any changes in the company’s various benefit plans covering executive officers or directors as well as administering the company’s stock incentive plans. Neither the Compensation Committee nor management has engaged a compensation consultant to provide advice or recommendations on the form or amount of executive or director compensation. From time to time, the Compensation Committee has sought input from publicly available data compiled by executive officers of the company relating to compensation paid to executive officers and directors in similar size, publicly traded companies in the same geographic area or industry as the company. The Compensation Committee has also solicited input from the CEO with respect to compensation of non-CEO executive officers.

The Compensation Committee considers compensation data based on a comparator group. Our comparator group is intended to be representative of the market in which we compete most directly for executive talent. The selection of companies comprising our comparator group is based on similarity in revenue size, lines of business, participation in global markets and market capitalization. The peer group is constructed to target CoreCard near the median of the composite ranking of the financial and operating metrics of the companies in the comparator group. The comparator group used in 2020 to set 2021 compensation was:

PaySign	American Software	Marqeta	Usio

The Board has a Nominating and Corporate Governance Committee consisting of three independent directors, Mr. Chandler, Mr. Moise and Ms. Camp (chair). The Nominating and Corporate Governance Committee met once in 2021. The Nominating and Corporate Governance Committee was established to assist the Board with (i) Board and committee organization, membership and function, (ii) oversight of the evaluation of director qualifications and performance, and (iii) corporate governance. As part of these responsibilities, the Nominating and Corporate Governance Committee evaluates candidates for service as directors of the Company, conducts the Board’s annual self-assessment process and recommends corporate governance principles for adoption by the Board. The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders. Shareholder recommendations must comply with the procedures for director nominations set forth in Article Three, Section 3.9, of the Company’s bylaws and applicable law.

In 2021, each director attended all meetings of the Board and Committees on which they served.

Executive Officers

The following information is provided about our non-director executive officer:

Name	Age	Position / Principal Occupation
Matthew A. White	40	Chief Financial Officer and Secretary

Matthew A. White was elected on January 22, 2019, as Chief Financial Officer and Corporate Secretary. Mr. White was previously serving as VP Finance and CFO of CoreCard Software, the main operating subsidiary of CoreCard and he will continue to serve in that role. Prior to joining CoreCard Software Mr. White held various accounting and financial reporting positions at Humana and, most recently, Equifax. Prior to that he was a Senior Manager in the audit practice at Deloitte and is a licensed CPA.

The Board of Directors elects the executive officers to serve until they are removed, replaced or resign.

Executive Compensation

Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus	Option Awards.	Other Annual Compensation	Total
		$	$	$	$	$
J. Leland Strange	2021	350,000	400,000	--	4,350	754,350
President & Chief Executive Officer	2020	350,000	350,000	--	4,073	704,073

Matthew A. White	2021	230,000	80,000	--	3,377	313,377
Chief Financial Officer & Secretary	2020	200,000	60,000	--	1,949	261,949

The table above sets forth information regarding compensation awarded to, earned by or paid to the company’s CEO and the company’s most highly compensated person serving as an executive officer during the fiscal year other than the CEO (the “Named Executive Officers”). The Compensation Committee endeavors to provide compensation arrangements that are reasonable given the company’s size, the nature of its business and the executive’s duties; align pay with creating shareholder value; minimize risky behavior; and reward the executive for his/her contribution to achieving our business goals. Given the nature of our business, the small number of executives and the significant ownership held by Mr. Strange, the Compensation Committee believes that a straight-forward compensation plan that is economical to administer and that consists of a reasonable base salary and appropriate periodic bonuses is appropriate for the company. None of the Named Executive Officers has an employment agreement with the company and the company does not have any corporate non-equity incentive plans or nonqualified deferred compensation plans. From time to time, officers may be awarded bonuses to recognize achievement of corporate or subsidiary goals or other accomplishments. Mr. Strange and Mr. White were awarded bonuses in 2020 and 2021 in recognition of the growth of the company in 2020 and 2021. No options were re-priced in the two year period ended December 31, 2021. All Other Annual Compensation shown above includes matching contributions by the company to the respective accounts of the executive officers pursuant to the terms of our Tax-Deferred Savings and Protection Plan (the “401(k) Plan”). Such amounts are fully vested. It is our policy to provide executives with the same benefits provided to other employees with respect to medical, dental, life insurance and 401(k) plans.

Outstanding Equity Awards at Fiscal Year End

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date
Matthew A. White	20,000	10,000 [1]	$19.99	01/21/2029

1.	Stock options were issued on January 22, 2019 and vest in one third increments on the first, second and third anniversaries of the grant date.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table gives information as of December 31, 2021 about the company’s common stock that may be issued under the 2011 Non-Employee Directors’ Stock Option Plan, the 2003 Stock Incentive Plan, as amended in 2011, the 2015 Stock Incentive Plan and the 2020 Non-Employee Directors’ Stock Incentive Plan. All plans were approved by shareholders.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders [1]	59,000	$17.35	881,177
Equity compensation plans not approved by security holders	-	-	-
Total	59,000	$17.35	881,177
1.	Information pertains to the 2003 Stock Incentive Plan, the 2011 Non-Employee Directors’ Stock Option Plan, the 2015 Stock Incentive Plan and the 2020 Non-Employee Directors’ Stock Incentive Plan.

Director Compensation

The table below sets forth all compensation earned by non-executive directors in the year ended December 31, 2021. The company has a Non-Employee Directors’ Stock Incentive Plan, which allows for an annual grant of $50,000 of common stock with the number of shares determined by the closing price on the date of the Annual Meeting.

	Fees Earned or Paid in Cash	Stock Awards[1]	Total
Name	$	$	$
A. Russell Chandler, III	50,000	50,000	100,000
Philip H. Moise	50,000	50,000	100,000
Elizabeth W. Camp	50,000	50,000	100,000
1.

Pursuant to the 2020 Non-Employee Directors’ Stock Incentive Plan, in 2021 each director received 1,481 shares of common stock based on the closing price as of the date of the 2021 Annual Meeting for a total fair value of $50,000 each.

In 2021, all non-employee directors had the same compensation plan. There was no additional compensation for serving on a committee of the Board of Directors. Total cash compensation for annual board service was $50,000, earned quarterly. Effective August 7, 2020, the company adopted the 2020 Non-Employee Directors’ Stock Incentive Plan, which allows for an annual grant of $50,000 of common stock with the number of shares determined by the closing price on the date of the Annual Meeting.

Audit Committee Report

The Audit Committee Charter, which is reviewed annually, includes organization and membership requirements, a statement of policy and the Committee's authority and responsibilities.

Management is responsible for our company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the company’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and for issuing a report thereon. As outlined in more detail in the Audit Committee Charter, the Audit Committee’s responsibility is generally to approve all services provided by and compensation paid to the independent auditors; review the adequacy of the company’s internal and disclosure controls and risk management practices; review and monitor the annual audit of the financial statements including the financial statements produced and notes thereto; review SEC filings containing the company’s financial statements; regularly meet with the independent auditors and management in separate sessions; and authorize investigations into any matter within the scope of their responsibilities. During fiscal year 2021 and through March 15, 2022, among its other activities, the Audit Committee:

●	engaged the independent auditors and established their compensation;

●	reviewed and discussed with management and the independent auditors the audited financial statements of the company as of December 31, 2021 and 2020 and for the years then ended;

●	discussed with the independent auditors their reviews of the quarterly unaudited financial statements of the company for fiscal 2021;

●	discussed with the independent auditors the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and

●	received from the independent auditors the written disclosures and written affirmation of their independence required by PCAOB Rule 3526 and discussed with the auditors the firm’s independence.

Based upon the reviews and discussions summarized above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

A. Russell Chandler, III (Chair)

Philip H. Moise

Elizabeth W. Camp

Nominations Process

The Board has appointed a Nominating and Corporate Governance Committee consisting of three independent directors, A. Russell Chandler, III, Philip H. Moise and Elizabeth W. Camp. The same individuals also nominate the officers of the company for election by the Board.

The Board has not previously formed a policy with respect to consideration of candidates nominated by shareholders since there have been no such nominations. However, it is the Board’s intent to consider any security holder nominees that may be properly and timely put forth in the future. The Board has not identified any specific, minimum qualifications or skills that it believes must be met by a nominee for director. The company does not have a specific policy with respect to diversity in identifying nominees for director. In considering nominations for the 2022 Annual Meeting, the Board reviewed the appropriate size of the Board and the skills and characteristics of directors in the context of the current make-up, background and experience of the Board and the requirements and needs of the company in the foreseeable future. Security holders wishing to nominate a candidate for consideration at the Annual Meeting of Shareholders in 2023 should submit the nominee’s name, affiliation and other pertinent information along with a statement as to why such person should be considered for nomination. Such nominations should be addressed to the Board in care of the Secretary of the company and be received no later than 60 days before the date of the Annual Meeting of Shareholders. The Board will evaluate any such nominees in a manner similar to that for all director nominees.

Majority Voting in Uncontested Director Elections

Our bylaws contain a majority voting standard for the election of directors in an uncontested election. Accordingly, each nominee must be elected by the vote of a majority of the votes cast by the shares present in person or represented by proxy. A “majority of the votes cast” means that the number of shares voted “for” a director’s election must exceed the number of votes “against” such nominee, excluding abstentions. Abstentions do not count as a vote “for” or “against” a director.

In addition, our Board has adopted a director resignation policy governing procedures in the event that a director does not receive a majority of the votes cast. Pursuant to the Board’s director resignation policy, if an incumbent director fails to receive the required vote for re‑election in an uncontested election, that director shall promptly tender, to the Board or its Chairperson, his or her resignation from the Board and from those Board committees on which the director serves, conditioned upon Board acceptance. The Nominating Committee will promptly consider such resignation and then make a recommendation to the Board whether to accept or reject the resignation tendered by such director. The Board will act on the tendered resignation, taking into account the recommendation of the Nominating Committee as well as other potentially relevant factors, no later than 180 days from the date of the certification of the election results. The director whose resignation is under consideration shall not participate in the deliberations of the Nominating Committee or of the Board with respect to his or her resignation.

The Nominating Committee, in making its recommendation, and the Board, in making its decision, may consider any factors or other information that it considers appropriate and relevant, including any stated reasons why the shareholders voted against or withheld votes from such director, the director’s tenure, the director’s qualifications, the director’s past and expected contributions to the Board, and the overall composition of the Board, including whether accepting the resignation as tendered would cause the Company to fail to meet the requirements of any law, regulation, or rule, including but not limited to those of the Securities and Exchange Commission (“SEC”) or the listing standards of the NYSE.

Following the Board’s decision, the Company will promptly disclose the Board’s decision regarding whether to accept or reject the director's resignation offer in a Form 8-K furnished to the SEC. If the Board has decided to reject the tendered resignation or to pursue any additional action, then the disclosure will include the rationale behind the decision.

Communication Between Security Holders and the Board of Directors

Security holders wishing to communicate with members of the Board should send a letter to the Secretary of the company with instructions as to which director(s) is to receive the communication. The Secretary will forward the written communication to each member of the Board identified by the security holder or, if no individual director is identified, to all members of the Board. The company has not in the past required members of the Board to attend each Annual Meeting of Shareholders because the formal meetings have been attended by very few shareholders and have generally been very brief and procedural in nature. The Board will continue to monitor shareholder interest and attendance at future meetings and reevaluate this policy as appropriate.

PROPOSAL 2 – TO APPROVE, BY A NON-BINDING, ADVISORY VOTE, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are asking our shareholders to provide advisory approval of the compensation of our Named Executive Officers, as described in the Executive Compensation section of this Proxy Statement. While this vote is advisory and non-binding on the company, it will provide information to our Compensation Committee regarding investor sentiment about our executive compensation philosophies, policies and practices which the Compensation Committee will be able to consider for the remainder of 2022 and beyond. The compensation of our Named Executive Officers and our compensation philosophies and practices are described in the Executive Compensation discussion and accompanying tables.

The Compensation Committee endeavors to provide compensation arrangements that are reasonable given the company’s size, the nature of its business and the executive’s duties and that align pay with creating shareholder value, minimize risky behavior, and reward the executive for his/her contribution to achieving our business goals. Given the nature of our business, the small number of our executives, and the significant ownership held by Mr. Strange, the Compensation Committee believes that a straight-forward compensation plan that is economical to administer and that consists of a reasonable base salary and appropriate periodic bonuses is appropriate for the company.

Neither the approval nor the disapproval of this proposal will be binding on us or the Board or will be construed as overruling decisions by us or the Board. The company intends to provide shareholder advisory votes on its compensation of Named Executive Officers annually.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 2 APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3 – TO APPROVE THE CORECARD CORPORATION 2022 EMPLOYEE STOCK INCENTIVE PLAN

The CoreCard Corporation 2022 Employee Stock Incentive Plan (the “2022 Plan”) is attached as Appendix A to this proxy statement. The proposed 2022 Plan is intended to replace the existing 2015 Employee Stock Incentive Plan (the “2015 Plan”) and would permit a variety of equity-based grants to be made for employees and non-employees (i.e. consultants and advisors).

Approval of the 2022 Plan requires the affirmative vote of a majority of votes cast. Because a vote to abstain on this proposal would be a vote cast, an abstention would be a vote AGAINST the proposal. However, because a broker non-vote does not result in a vote cast, a broker non-vote will have no effect on the outcome of the vote.

Summary of the Plan

The 2022 Plan will permit the following types of equity-based awards:

(a)	Incentive Stock Options (“ISO”) and Non-Qualified Stock Options to acquire shares of the Company’s common stock (par value of $.01 per share) (“Common Stock”); and
(b)

Stock Appreciation Rights (“SAR”) and various types of restricted stock awards (i.e. Restricted Stock, Restricted Stock Units and Dividend Equivalent Rights) of the Company’s Common Stock that may be subject to vesting conditions, or that may be fully vested at grant.

Eligibility

All employees, consultants and advisors will be eligible for equity-based Awards under the New Plan. We do not expect to grant more than an average of 75,000 shares per year under the plan.

Term of the New Plan

The New Plan will have a term of ten years measured from the date of its approval by the shareholders.

Shares Subject to the New Plan

No more than 750,000 shares of common stock may be issued pursuant to the New Plan.

Terms and Conditions of Options

Options granted under the New Plan will be nonqualified stock options (as noted above).

Specified Terms and Conditions. The documentation for each option grant will specify the vesting and any other terms and conditions the Board chooses to include in such grants.

Expiration of Options. Each option granted under the New Plan will be exercisable starting on the date the option becomes vested and ending on the 10th anniversary of the date of grant. A Grantee’s rights shall terminate for any option that has not become vested as of the Grantee’s termination of service.

Non-Transferability of Options. Generally, options will not be transferrable, other than on the death of the Grantee.

Stock Grants

Each stock award will be documented in a grant agreement. This will set out the terms of the stock award, including the number of shares, any applicable vesting schedule and related forfeiture provisions, the purchase price (if any) required to be paid by the grantee, and other discretionary provisions that the Board determines are appropriate.

Change of Control

In the event there is a Change of Control of the Company, grants under the New Plan would become immediately vested (and exercisable, in the case of options).

Consistent with the 2015 Plan, the 2022 Plan defines Change of Control as follows:

1. The accumulation by an unrelated person of beneficial ownership of more than 25% of the Company’s stock; or

2. The sale, or agreement to sell, all or substantially all the Company’s assets to an unrelated person, in a merger or otherwise; or

3. A change in control within the meaning of the SEC rules (control means “the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract, or otherwise”).

Tax Treatment of Stock Options Granted under the New Plan

A Grantee will not recognize taxable income at the time of grant, but will have to recognize taxable income equal to the excess of the fair market value of the shares acquired over the exercise price paid for the shares as of the date of exercise.

Tax Treatment of Stock Awards Granted under the New Plan

Equity-based awards consist of shares of Common Stock that are transferred to the Grantee that may be subject to restrictions and risks of forfeiture or may be granted as unrestricted stock. Generally, the value of the stock award is taxable as of the date of grant, if the grant is not subject to any restrictions, and will, if there are substantial restrictions, become taxable to the Grantee when the restrictions and risk of forfeiture lapse. The amount of income is the value of the shares in excess of the purchase price (if any) paid for them.

If an equity-based award is made with substantial restrictions, the general tax rule described above will not apply if the Grantee files an election under Internal Revenue Code Section 83(b) to recognize the fair market value of the Award, determined as of the date granted, without taking into account the restrictions on such stock. Such an election is required to be made no later than 30 days after the shares are transferred to the Grantee. If an 83(b) election is made, the Grantee will not have any additional income when the shares vest, even if they are worth more at that time. If the Grantee makes this election and later forfeits shares, there is no deduction permitted, so an election under Code Section 83(b) may represent a tax risk to the Grantee (i.e., paying tax on shares that never become vested).

Tax Reporting and Withholding by the Company

Grantees compensation is generally reported annually on IRS Form 1099-MISC or IRS Form W-2, depending on the Grantee’s employment classification.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 3 APPROVING THE CORECARD CORPORATION 2022 EMPLOYEE STOCK INCENTIVE PLAN.

CODE OF ETHICS

The company has adopted a Code of Ethics that applies to all directors, officers, and employees. The Code of Ethics is posted on our website at www.corecard.com. The company discloses on its website, within the time required by the rules of the SEC, any waivers of, or amendments to, the Code of Ethics for the benefit of an executive officer.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Nichols, Cauley & Associates, LLC (“Nichols Cauley”) acted as our independent registered public accounting firm for the fiscal years ended December 31, 2021 and 2020. We expect that representatives of Nichols Cauley will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The Audit Committee has selected Nichols Cauley for the audit for the fiscal year 2022. The following is a summary of fees and expenses billed to the company by Nichols Cauley for services during 2021 and 2020:

Audit Fees - We were billed aggregate fees of $106,500 and $105,000 for review and audit services by Nichols Cauley in the years ended December 31, 2021 and 2020, respectively.

All Other Fees - We were billed fees of $140,000 and $242,000 in other fees by Nichols Cauley in the years ended December 31, 2021 and 2020, respectively. Such fees were for independent attestation services associated with service auditor SOC reports for processing services.

It is the policy of the Audit Committee to approve in advance, either verbally or in writing, all audit services and permitted non-audit services provided to the company by the independent accountants. All such services were pre-approved by the Audit Committee in the two years ended December 31, 2021.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The lease on our headquarters and primary facility at One Meca Way, Norcross, Georgia is held by ISC Properties, LLC, an entity controlled by our Chairman and Chief Executive Officer, J. Leland Strange. Mr. Strange holds a 100% ownership interest in ISC Properties, LLC. In the years ended December 31, 2021 and 2020, we paid $265,000 and $214,000, respectively, in rent to ISC Properties, LLC, which the company believes to be market rate.

SHAREHOLDERS’ PROPOSALS FOR THE ANNUAL MEETING IN 2023

Shareholders who wish to submit a proposal for inclusion in our proxy statement for the 2023 Annual Meeting of Shareholders must submit such proposals so that they are received by the company no later than December 12, 2022. Such proposals must comply with Exchange Act Rule 14a-8 and all other applicable proxy rules and requirements contained in our Bylaws relating to shareholder proposals to be included in our proxy materials. Shareholders intending to present proposals at the Annual Meeting of Shareholders in 2023 but who do not wish to submit the proposal for inclusion in our proxy statement pursuant to Rule 14a-8 should submit these proposals to the Secretary of the company by certified mail, return receipt requested, at our offices in Norcross, Georgia on or before December 15, 2022. Our bylaws contain an advance notice provision that states that, among other things, in order for business to be brought properly before an annual meeting of shareholders by a shareholder, the shareholder must have given timely notice of the business in writing to the Secretary of the company. To be timely under the Bylaws, a shareholder’s notice must be received at our principal offices by December 15, 2022.

OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

The Board is not aware of any matter other than those stated above that are to be brought before the meeting. However, if any other matter should be presented for consideration and voting, the persons named in the enclosed form of proxy intend to vote the proxy in accordance with their judgment of what is in the best interest of the company.

ADDITIONAL INFORMATION

Any record or beneficial owner of our common stock as of April 4, 2022 may request a copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2021, including financial statements, schedules and exhibits. Shareholders may also view and download a free copy of our Annual Report on Form 10-K from our web site at www.corecard.com. Any request for the Form 10-K should be in writing addressed to: Matthew A. White, CoreCard Corporation, One Meca Way, Norcross, Georgia 30093. We will provide copies of any exhibits to the Form 10-K upon request and upon the payment of our reasonable expenses in furnishing such exhibits.

IMPORTANT NOTICE CONCERNING THE AVAILABLITY OF PROXY MATERIALS

This Proxy Statement and our Annual Report to Shareholders are available at https://materials.proxyvote.com/45816D

Appendix A

CORECARD CORPORATION

2022 EMPLOYEE STOCK INCENTIVE PLAN

1.    Purpose and Stockholder Approval.

(a)    CoreCard Corporation, a Georgia corporation (the “Company”), hereby adopts the CoreCard Corporation 2022 Employee Stock Incentive Plan (the “Plan”), effective as of May 26, 2022. The Plan is intended to recognize the contributions made to the Company and its Affiliates by its employees, consultants and advisors of the Company, to provide such persons with additional incentive to devote themselves to the future success of the Company, to improve the ability of the Company to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and dividend equivalent rights. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals at the Committee’s sole and absolute discretion. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to any person who is not an employee of the Company shall in all cases be non-qualified stock options.

(b)    The adoption the Plan is contingent on and subject to its approval by the Company’s stockholders at the Company’s stockholders meeting scheduled for May 26, 2022. No grants or awards shall be made under the Plan if the Plan is not so approved.

2.    Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

(a)    “Affiliate” means a corporation that is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Code, and any other non-corporate entity that would be such a subsidiary corporation if such entity were a corporation.

(b)    “Award” means an award of Restricted Stock, Restricted Stock Units, Stock Options, Stock Appreciation Rights or Dividend Equivalent Rights granted under the Plan, designated by the Committee at the time of such grant as an Award, and containing the terms specified herein for Awards.

(c)    “Award Document” means the document that sets forth the terms and conditions of each grant of an Award. Awards shall be evidenced by an Award Document in such form as the Committee shall from time to time approve, which Award Document shall comply with and be subject to the terms and conditions of the Plan and such other terms and conditions as the Committee shall from time to time require that are not inconsistent with the terms of the Plan. A Grantee shall not have any rights with respect to an Award until and unless such Grantee shall have executed an Award Document containing the terms and conditions determined by the Committee.

(d)    “Board” means the Board of Directors of the Company.

(e)    “Cause” shall have the same definition as under any employment agreement between the Company or any Affiliate and the Grantee or, if no such employment agreement exists or if such employment agreement does not contain any such definition or words of similar import, “Cause” means, except as otherwise provided in an Award Document, that an employee-Grantee should be or was dismissed as a result of

(i)    any material breach by the Grantee of any agreement to which the Grantee and the Company or an Affiliate are parties,

(ii)    any act (other than retirement) or omission to act by the Grantee, including without limitation, the commission of any crime (other than ordinary traffic violations) that may have a material and adverse effect on the business of the Company or any Affiliate or on the Grantee’s ability to perform services for the Company or any Affiliate, or

(iii)    any material misconduct or neglect of duties by the Grantee in connection with the business or affairs of the Company or any Affiliate.

(f)    “Change in Control” means, except as otherwise provided in the Award Document, the first to occur of any of the following events:

(i)    The accumulation by an unrelated person of beneficial ownership of more than 25% of the Company’s stock; or

(ii)    The sale, or agreement to sell, all or substantially all of the Company’s assets to an unrelated person, in a merger or otherwise; or

(iii)    A change in control within the meaning of the SEC rules (control means “the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract, or otherwise”).

(g)    “Code” means the Internal Revenue Code of 1986, as amended.

(h)    “Commission” means the Securities and Exchange Commission or any successor agency.

(i)    “Committee” means a committee of at least two directors of the Company appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board; provided, however, that with respect to any Awards granted to an individual who is also a Section 16 Insider, the Committee shall consist of either the entire Board or a committee of at least two directors who are Non-Employee Directors, and all authority and discretion shall be exercised by such Non-Employee Directors, and references herein to the “Committee” means such Non-Employee Directors insofar as any actions or determinations of the Committee shall relate to or affect Awards made to or held by any Section 16 Insider. At any time that the Board shall not have appointed a committee that meets the above requirements, any reference herein to the Committee shall refer to the Board. In addition, and notwithstanding anything in this Section 2(i) to the contrary, the Board may establish a separate committee to administer the Plan with respect to separate classes of Grantees (other than officers of the Company who are subject to Section 16 of the Exchange Act).

(j)    “Common Stock” means the Common Stock of the Company.

(k)    “Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

(l)    “Dividend Equivalent Right” means a right, granted to a Grantee under the terms of the Plan, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(m)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(n)    “Fair Market Value” means, as of any given date, the value of the Common Stock as determined below. If the Common Stock is listed on an established stock exchange or a national market system (including, without limitation, the NYSE MKT), the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported, the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all parties. In making such a determination, the committee shall consider the valuation methods stated in the regulations to Section 409A of the Code.

(o)    “Grant Date” means the date established by the Committee as of which any Award has been granted to a Grantee and which, as to Options, the date deemed to be the date of grant for purposes of the Code and the determination of the Fair Market Value of the underlying shares as required under the tax regulations related to ISOs and for purposes of Non-Qualified Stock Options and Stock Appreciation Rights being treated as exempt from Code Section 409A.

(p)    “Grantee” means any person who is granted an Award.

(q)    “ISO” means an Option granted under the Plan that is intended to qualify as an “incentive stock option” within the meaning of Section 422(b) of the Code.

(r)    “Non-Qualified Stock Option” means an Option granted under the Plan that is not intended to qualify, or otherwise does not qualify, as an “incentive stock option” within the meaning of Section 422(b) of the Code.

(s)    “Option” or “Stock Option” means either an ISO or a Non-Qualified Stock Option granted under the Plan.

(t)    “Option Price” means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to the applicable provisions of the Plan.

(u)    “Restricted Stock” means Shares issued to a person pursuant to an Award.

(v)    “Rule 16b-3” means Rule 16b-3 promulgated under the Act or any successor Rule.

(w)    “Restricted Stock Unit” or “RSU” means a bookkeeping entry representing the equivalent of one (1) share of Common Stock awarded to a Grantee under Section 8 of the Plan.

(x)    “Shares” means the shares of Common Stock that are the subject of Awards.

(y)    “Stock Appreciation Rights” or “SAR” means a right granted to a grantee under Section 7 of the Plan.

(z)    “Termination of Employment or Service in Connection with a Change in Control” shall be deemed to occur with respect to a Grantee if, within the one-year period (or such longer period as may be specified in an Award Document) beginning on the date of a Change in Control, the employment or service of the Grantee shall be terminated either (i) involuntarily for any reason other than for Cause or (ii) in the case of a non-employee member of the Board, a required resignation from the Board.

3.    Administration of the Plan.

(a)    Committee. The Plan shall be administered by the Committee. Notwithstanding anything in the Plan to the contrary, the Board may establish more than one committee to administer the Plan with respect to separate classes of Grantees (other than officers of the Company who are subject to Section 16 of the Exchange Act), and, provided further, that the Board, itself, shall act as the Committee with respect to Awards made to non-employee members of the Board.

(b)    Grants. The Committee shall from time to time at its discretion direct the Company to grant Awards pursuant to the terms of the Plan. The Committee shall have plenary authority to (i) determine the Grantees to whom and the times at which Awards shall be granted, (ii) determine the price at which Options shall be granted, (iii) determine the type of Option to be granted and the number of Shares subject thereto, (iv) determine the number of Shares to be granted pursuant to each Award and (v) approve the form and terms and conditions of the Award Documents and of each Award; all subject, however, to the express provisions of the Plan, including, specifically, Section 10 regarding grants of Awards to non-employee members of the Board. In making such determinations, the Committee may take into account the nature of the Grantee’s services and responsibilities, the Grantee’s present and potential contribution to the Company’s success and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provisions of the Plan or of any Award granted under it shall be final, binding and conclusive.

(c)    Exculpation. No member of the Committee shall be personally liable for monetary damages as such for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Awards thereunder except to the extent such exculpation is prohibited by provisions of the applicable business corporations law; provided, however, that the provisions of this Section 3(c) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute or to the liability of a member of the Committee for the payment of taxes pursuant to local, state or federal law.

(d)    Indemnification. Service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled without further act on his or her part to indemnity from the Company to the fullest extent provided by applicable law and the Company’s Certificate of Incorporation and/or Bylaws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options or Awards thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

4.    Eligibility. All employees (including employees who are members of the Board or its Affiliates), consultants and advisors of the Company or its Affiliates shall be eligible to receive Awards hereunder; provided, that only employees of the Company or its Affiliates shall be eligible to receive ISOs. The Committee, in its sole discretion, shall determine whether an individual qualifies as an employee of the Company or its Affiliates.

5.    Term of the Plan. No Award may be granted under the Plan after May 25, 2032.

6.    Stock Options and Terms. Each Option granted under the Plan shall be a Non-Qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO. Options granted pursuant to the Plan shall be evidenced by the Award Documents in such form as the Committee shall from time to time approve, which Award Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require that are not inconsistent with the terms of the Plan.

(a)    Number of Shares. Each Award Document shall state the number of Shares to which it pertains. A Grantee may receive more than one Option, which may include Options that are intended to be ISOs and Options that are not intended to be ISOs, but only on the terms and subject to the conditions and restrictions of the Plan.

(b)    Option Price. Each Award Document shall state the Option Price that shall be at least 100% of the Fair Market Value of the Shares at the time the Option is granted as determined by the Committee in accordance with this Section 6(b); provided, however, that if an ISO is granted to a Grantee who then owns, directly or by attribution under Section 424(d) of the Code, shares of capital stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares at the time the Option is granted.

(c)    Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then effective registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the “Act”)), contain the Grantee’s acknowledgment in form and substance satisfactory to the Company that (i) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale that, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (ii) the Grantee has been advised and understands that (A) the Shares have not been registered under the Act and are “restricted securities” within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register the Shares under the Act or to take any action that would make available to the Grantee any exemption from such registration, (iii) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Award Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (I) registration under federal or state securities laws, (II) the receipt of an opinion that an appropriate exemption from such registration is available, (III) the listing or inclusion of the Shares on any securities exchange or in an automated quotation system or (IV) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this Section 6(c) has occurred.

(d)    No Stockholder Rights Prior to Exercise. No Grantee shall, solely by reason of having been granted one or more Options, have any rights as a stockholder of the Company and shall have no right to vote Shares subject to the Option, nor any right to receive any dividends declared or paid with respect to such Shares unless and until the Grantee has exercised his or her Option and acquired such Shares.

(e)    Medium of Payment. A Grantee shall pay for Shares (i) in cash, (ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including, without limitation, payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee may provide in an Award Document that payment may be made in whole or in part in shares of Common Stock held by the Grantee. If payment is made in whole or in part in shares of Common Stock, then the Grantee shall deliver to the Company certificates registered in the name of such Grantee representing the shares of Common Stock owned by such Grantee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, accompanied by stock powers duly endorsed in blank by the Grantee. A Grantee may also pay for Shares by delivery of Shares to be acquired upon the exercise of such Option, with such Shares being valued at the Fair Market Value on the date of exercise. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of Common Stock to exercise an Option as it deems appropriate.

(f)    Termination of Options.

(i)    No Option shall be exercisable after the first to occur of the following:

(1)    Expiration of the Option term specified in the Award Document, which shall not exceed (i) ten years from the Grant Date, or (ii) five years from the Grant Date of an ISO if the Grantee on the Grant Date owns, directly or by attribution under Section 424(d) of the Code, shares of capital stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or of an Affiliate;

(2)    Except as otherwise provided in the Award Document, expiration of ninety (90) days from the date the Grantee’s employment or service with the Company or its Affiliate terminates for any reason other than Disability or death or as otherwise specified in this Section 6 or Section 13 below;

(3)    Except as otherwise provided in the Award Document, expiration of one year from the date the Grantee’s employment or service with the Company or its Affiliate terminates due to the Grantee’s Disability or death;

(4)    The date on which the employment or service of the Grantee shall be terminated for Cause. In such event, in addition to immediate termination of the Option, the Grantee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price of such Shares; or

(5)    The date, if any, set by the Board as an accelerated expiration date pursuant to Section 12 hereof.

(ii)    Notwithstanding the foregoing, the Committee may extend the period during which an Option may be exercised to a date no later than the date of the expiration of the Option term specified in the Award Documents, as they may be amended, provided that any change pursuant to this Section 6(f)(ii) that would cause an ISO to become a Non-Qualified Stock Option may be made only with the consent of the Grantee.

(iii)    During the period in which an Option may be exercised after the termination of the Grantee’s employment or service with the Company or any Affiliate, such Option shall only be exercisable to the extent it was exercisable immediately prior to such Grantee’s termination of service or employment, except to the extent specifically provided to the contrary in the applicable Award Document.

(g)    Transfers. Except as provided in Section 23, no Option may be transferred except by will or by the laws of descent and distribution. During the lifetime of the person to whom an Option is granted, such Option may be exercised only by him or her except as provided in Section 23. Notwithstanding the foregoing, a Non-Qualified Stock Option may be transferred pursuant to the terms of a “qualified domestic relations order” within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

(h)    Exercisability. No Option may be exercised except to the extent the Option has become vested pursuant to its terms.

(i)    Limitation on ISO Grants. In no event shall the aggregate Fair Market Value of the Shares (determined at the time the ISO is granted) with respect to which an ISO is exercisable for the first time by the Grantee during any calendar year (under all incentive stock option plans of the Company or its Affiliates) exceed $100,000 (determined as of the Grant Date or Dates).

(j)    Other Provisions. The Award Documents shall contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

(k)    Amendment. The Committee shall have the right to amend Award Documents issued to a Grantee, subject to the Grantee’s consent if such amendment is not favorable to the Grantee, except that the consent of the Grantee shall not be required for any amendment made under Section 13.

7.    Stock Appreciation Rights.

(a)    An SAR is an Award in the form of a right to receive cash or Common Stock, upon surrender of the SAR, in an amount equal to the appreciation in the value of the Common Stock over a base price established in the Award. An SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Common Stock on the date of exercise over (B) the base price per share set forth in the applicable Award Document. The base price per share specified in the applicable Award Document shall be at least the Fair Market Value of a share of Common Stock on the Grant Date. SARs may as a separate Award, or may be granted in conjunction with all or part of an Option granted under the Plan.

(b)    The Committee shall determine at the Grant Date or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Grantees, whether or not an SAR shall be in tandem or as a separate grant and any other terms and conditions of any SAR.

(c)    Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of not more than ten years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Document relating to such SAR.

(d)    Holders of an SAR shall have no rights as stockholders of the Company solely by reason of having granted one or more SARs. Holders of an SAR shall have no right to vote such Shares or the right to receive any dividends declared or paid with respect to such Shares.

(e)    A holder of an SAR shall have no rights other than those of a general creditor of the Company. An SAR represents an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Document.

(f)    Unless the Committee otherwise provides in an Award Document, the following provisions shall apply to SARs following the Grantee’s termination of employment with the Company:

(i)    In the event that a Grantee’s employment with the Company terminates for any reason other than the Grantee’s death or Disability, any SAR held by such Grantee shall, to the extent it was exercisable immediately prior to such termination of employment, be exercisable for ninety (90) days following such termination of employment and, if not exercised during that ninety (90) day period, be forfeited immediately thereafter.

(ii)    Any portion of an SAR that was not exercisable immediately prior to any termination of employment of the Grantee shall be immediately forfeited by the Grantee as of such termination of employment.

(iii)    In the event a Grantee’s employment terminates by reason of the Grantee’s death or Disability, any SAR of such Grantee shall, to the extent it was exercisable immediately prior to such termination of employment, continue to be exercisable by the Grantee or the Grantee’s estate (as the case may be) for a period of one year following such termination of employment, and, if not exercised during such one-year period, be forfeited immediately thereafter.

(iv)    Upon forfeiture of an SAR, or any portion thereof, the Grantee shall have no further rights with respect to such forfeited SAR of forfeited portion of the SAR, as the case may be.

(g)    Except as provided in this Section 7, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an SAR. Except as provided in this Section 7 or Section 23, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.    Restricted Stock and Restricted Stock Units.

(a)    Restricted Stock is an Award of shares of Common Stock that is granted subject to the satisfaction of such conditions and restrictions as the Committee may determine. In lieu of, or in addition to any Awards of Restricted Stock, the Committee may grant Restricted Stock Units to any Grantee subject to the same conditions and restrictions as the Committee would have imposed in connection with any Award of Restricted Stock. Each Restricted Stock Unit shall have a value equal to the fair market value of one share of Common Stock. Each Award Document shall state the number of shares of Restricted Stock or Restricted Stock Units to which it pertains. No cash or other consideration shall be required to be paid by a Grantee for an Award.

(b)    At the time a grant of Restricted Stock or Restricted Stock Units is made, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Restricted Stock Units. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different restricted period. The Committee may, in its sole discretion, at the time a grant of Restricted Stock or Restricted Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units. Except as provided in Section 23, neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Stock or Restricted Stock Units.

(c)    The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Committee may provide in an Award Document that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Document.

(d)    Unless the Committee otherwise provides in an Award Document, holders of Restricted Stock shall have the right to vote such Shares. Under no circumstances shall the holder of Restricted Stock be entitled to receive any dividends declared or paid with respect to such Shares until such time as the Restricted Stock becomes vested. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Common Stock, which shall then be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

(e)    Holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Committee may provide in an Award Document evidencing a grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Common Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Common Stock; provided, however, that such cash dividend shall not be distributed to the holder of such Restricted Stock Units until the Restricted Stock Units become vested. The Award Document may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Common Stock on the date that such dividend is paid, but such additional Restricted Stock Units shall in all cases be subject to the same restrictions that apply to the original Restricted Stock Units.

(f)    A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Document.

(g)    Unless the Committee otherwise provides in an Award Document, in the event that a Grantee’s employment with the Company terminates for any reason other than death or Disability, any Restricted Stock or Restricted Stock Units held by such Grantee shall be forfeited by the Grantee and reacquired by the Company without any obligation to pay any amount for such Restricted Stock or Restricted Stock Units. Unless otherwise provided in the Award Document, in the event that a Grantee’s employment terminates as a result of the Grantee’s death or Disability, all remaining restrictions with respect to such Grantee’s Restricted Stock shall immediately lapse. Upon forfeiture of Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Restricted Stock Units.

(h)    Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units shall lapse, and, unless otherwise provided in the Award Document, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be; provided, however, that Restricted Stock Units may provide for settlement in cash rather than in stock, in which case a cash payment equal to the value of the vested Restricted Stock Units will be made to the Grantee or the Grantee’s beneficiary or estate, as the case may be. The restrictions upon such Restricted Stock or Restricted Stock Units shall lapse only if the Grantee on the date such lapse is to occur is, and has continuously been an employee of the Company or an Affiliate or has been providing services as a consultant or advisor to the Company or an Affiliate, continuously from the date such Award was granted. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Restricted Stock Unit once the share of Stock represented by the Restricted Stock Unit or cash payment equivalent has been delivered. Except to the extent otherwise provide din an Award Document, the of delivery of stock, or the cash payment to settle each Restricted Stock Unit shall be made as soon as practicable following the date restrictions on such Restricted Stock Unit lapse.

(i)    Restricted Stock and Restricted Stock Units are intended to be subject to a substantial risk of forfeiture during the restricted period, and, in the case of Restricted Stock (but not Restricted Stock Units) subject to federal income tax in accordance with section 83 of the Code. Section 83 generally provides that Grantee will recognize compensation income with respect to each installment of the Restricted Stock on the Vesting Date in an amount equal to the then Fair Market Value of the shares for which restrictions have lapsed. Alternatively, Grantee may elect, pursuant to Section 83(b) of the Code, to recognize compensation income for all or any part of the Restricted Stock (but not with respect to a Restricted Stock Unit) at the Grant Date in an amount equal to the fair market value of the Restricted Stock subject to the election on the Grant Date. Such election must be made within 30 days of the Grant Date and Grantee shall immediately notify the Company if such an election is made.

9.    Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the Grantee to receive credits based on cash distributions that would have been paid on the shares of Common Stock subject to an equity-based Award granted to such Grantee, determined as though such shares had been issued to and held by the Grantee. Notwithstanding the foregoing, no Dividend Equivalent Right may be granted hereunder to any Grantee in connection with a Stock Option or SAR granted to such Grantee. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Document. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be deemed reinvested in additional shares of Common Stock, which may thereafter accrue additional equivalents, or may be treated as a cumulative right to the cash amount of such dividends. Any reinvestment of deemed dividends in shares of Common Stock shall be at Fair Market Value on the date of the deemed dividend distribution. Dividend Equivalent Rights may be settled in cash or Common Stock or a combination thereof, and shall be paid or distributed in a single payment or distribution on (or as soon as practicable following) the date the underlying Award has vested (taking into account the extent of such vesting) and any such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions and to the same extent as the underlying Award to which the Dividend Equivalent Right is related expires or is forfeited. Except as may otherwise be provided by the Committee in the Award Document, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

10.    Limitations on Awards.

(a)    Shares Subject to Plan. The aggregate maximum number of Shares for which Awards may be granted pursuant to the Plan is seven hundred fifty thousand (750,000) adjusted as provided in Section 12, all of which may be granted as ISOs.

(i)    The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company.

(ii)    Shares covered by an Award shall be counted against the limit set forth in this Section 10(a). If any Shares covered by an Award granted under the Plan are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Common Stock subject thereto, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination, cash-settlement or expiration, again be available for the grant of Awards under the Plan in the same amount as such Shares were counted against the limit set forth in this section.

(iii)    If an Option or an SAR terminates or expires without having been fully exercised for any reason, or is canceled or forfeited or cash-settled pursuant to the terms of an Award, the Shares for which the Option or SAR was not exercised may again be the subject of an Award granted pursuant to the Plan. To the extent Shares subject to an Option or stock-settled SAR are withheld by the Company for payment of purchase price or as a means of paying the exercise price, or for payment of federal, state or local income or wage tax withholding requirements, the Shares that are so withheld shall be treated as granted and shall not again be available for subsequent grants of Awards under the Plan.

(iv)    If any full-value Award (i.e., an equity-based Award other than an Option or SAR) is canceled or forfeited or cash-settled pursuant to the terms of an Award, the Shares for which such Award was canceled or forfeited or cash-settled may again be subject of an Award granted pursuant to the Plan. To the extent Shares subject to a full-value Award are not actually issued to the Grantee at the time the Award is exercised or settled, including where Shares are withheld for payment of federal, state or local income or wage tax withholding, the Shares that are so withheld shall again be available for grants of Awards under the Plan.

(b)    No Repricing. Other than pursuant to Section 12, the Committee shall not without the approval of the Company’s stockholders (a) lower the exercise price per Share of an Option or SAR after it is granted, (b) cancel an Option or SAR when the exercise price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control), or (c) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed. The foregoing limitations on modifications of SARs and Options shall not be applicable to changes the Committee determines to be necessary in order to achieve compliance with applicable law, including Internal Revenue Code Section 409A.

11.    Change in Control. In the event of a Change in Control, the Committee may take whatever action with respect to Awards outstanding as it deems necessary or desirable, including, without limitation, accelerating the expiration or termination date or the date of exercisability in any Award Documents, settling any Award by means of a cash payment (including a cash payment equal to the amount paid per share of Common Stock in such Change in Control less, in the case of Options, the Option Price) or removing any restrictions from or imposing any additional restrictions on any outstanding Awards. Except to the extent otherwise provided in an Award Document, the following provisions shall apply in the event of a Change in Control:

(a)    Accelerated Vesting. All Awards outstanding as of the date there is a Change in Control shall be fully vested with respect to any Grantee who is employed as of the date of such Change in Control, or whose termination of employment occurred in connection with such Change in Control.

(b)    Awards Assumed or Substituted by Surviving Entity. Awards assumed by an entity that is the surviving or successor entity following a Change in Control (the “Surviving Entity”) or are otherwise equitably converted or substituted in connection with a Change in Control shall have the same terms and conditions, except any such Awards shall be fully vested as of the Change in Control.

(c)    Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, all outstanding Awards not assumed or substituted by the successor entity shall be settled by means of a delivery equity or payment in cash equal to the value of all such Awards within sixty (60) days following the Change in Control.

12.    Adjustments on Changes in Capitalization. The aggregate number of Shares and class of Shares as to which Awards may be granted hereunder, the limitation as to grants to individuals otherwise provided for in the Plan, the number of Shares covered by each outstanding Award and the Option Price for each related outstanding Option and SAR, shall be appropriately adjusted in the event of a stock dividend, extraordinary cash dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or, if appropriate, other outstanding equity securities or a recapitalization or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company that are convertible into Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section, and any such determination by the Committee shall be final, binding and conclusive; provided, however, that no adjustment shall be made that will cause an ISO to lose its status as such without the consent of the Grantee.

13.    Substitute Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be made on such terms and conditions as the Committee considers appropriate in the circumstances.

14.    Amendment of the Plan. The Board may amend the Plan from time to time in such manner as it may deem advisable; provided that, without obtaining stockholder approval, the Board may not: (i) increase the maximum number of Shares as to which Awards may be granted, except for adjustments pursuant to Section 12, (ii) materially expand the eligible participants or (iii) otherwise adopt any amendment constituting a change requiring stockholder approval under applicable laws or applicable listing requirements of any exchange on which the Company’s securities are listed. No amendment to the Plan shall adversely materially affect any outstanding Award, however, without the consent of the Grantee.

15.    No Commitment to Retain. The grant of an Award shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Grantee in the employ of the Company or an Affiliate and/or as a member of the Company’s Board or in any other capacity.

16.    Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Shares in connection with an Award or the exercise of an Option, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities. The Company’s obligation to make any delivery or transfer of Shares shall be conditioned on the Grantee’s compliance, to the Company’s satisfaction, with any withholding requirement. The Grantee may elect to make payment for the withholding of federal, state and local taxes by one or a combination of the following methods: (i) payment of an amount in cash equal to the amount to be withheld (including cash obtained through the sale of the Shares acquired on exercise of an Option or SAR, upon the lapse of restrictions on Restricted Stocker, or upon the transfer of Shares, through a broker-dealer to whom the Grantee has submitted irrevocable instructions to deliver promptly to the Company, the amount to be withheld); (ii) delivering part or all of the amount to be withheld in the form of Shares valued at Fair Market Value; (iii) requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or SAR, upon the lapse of restrictions on Restricted Stock or Restricted Stock Unit, or upon the transfer of Shares, a number of Shares having a Fair Market Value; or (iv) withholding from any compensation otherwise due to the Grantee; provided, however, that any method of satisfying the Grantee’s withholding liabilities other than payment by the Grantee from the Grantee’s own funds may be limited or prohibited at the Committee’s sole and absolute discretion.

17.    Source of Shares; Fractional Shares. The Common Stock that may be issued (which term includes Common Stock reissued or otherwise delivered) pursuant to an Award under the Plan shall be authorized but unissued Stock, treasury shares, or shares that the Company has acquired through purchases in the market. No fractional shares of Stock shall be issued under the Plan, and shares issued shall be rounded down to the nearest whole share (with any balance being settled in cash), but fractional interests may be accumulated pursuant to the terms of an Award. Notwithstanding anything in the Plan to the contrary, the Company may satisfy its obligation to issue Shares hereunder by book-entry registration.

18.    Deferred Arrangements. The Committee may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalents, including converting such credits into deferred Common Stock equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.

19.    Parachute Limitations. Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or Dividend Equivalent Right held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be subject to excise tax under Code Section 4999. Notwithstanding the foregoing, the Committee may provide in an Award Document that the foregoing limitations shall only be applicable to the extent that the imposition of such limitation is, on a net after tax basis, beneficial to the Grantee. The Committee shall have the authority to determine what restrictions and/or reductions in payments shall be made under this Section 19 in order to avoid the detrimental tax consequences of Code Section 4999, and may use such authority to cause a reduction to payments or benefits that would be made by reason of contracts, agreements or arrangements that are outside the scope of the Plan, to the extent such a reduction would result in a greater, net after-tax benefit to the Grantee.

20.    Section 409A. The Committee intends to comply with Section 409A of the Code (“Section 409A”) with regard to any Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A, and otherwise to provide Awards that are exempt from Section 409A.

21.    Unfunded Status of Plan. The Plan shall be unfunded. Neither the Company, nor the Board nor the Committee shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, nor the Board, nor the Committee shall be deemed to be a trustee of any amounts to be paid or securities to be issued under the Plan.

22.    Compensation Recovery.

(a)    In the event the Company is required to provide an accounting restatement for any of the prior three fiscal years of the Company for which audited financial statements have been completed as a result of material noncompliance with financial reporting requirements under federal securities laws (a “Restatement”), the amount of any Excess Compensation (as defined below) realized by an any Executive Officer (as defined below) shall be subject to recovery by the Company.

(b)    For purposes of this Section 22:

(i)    An “Executive Officer” shall mean any officer of the Company who holds an office of executive vice president or above; and

(ii)    “Excess Compensation” shall mean the excess of (i) the actual amount of cash-based or equity-based incentive compensation received by an Executive Officer over (ii) the compensation that would have been received based on the restated financial results during the three-year period preceding the date on which the Company is required to prepare such restatement.

(c)    Recovery of Excess Compensation under this Section 22 shall not preclude the Company from seeking relief under any other agreement, policy or law. The Company's recoupment rights under this Section 22 shall be in addition to, and not in lieu of, actions that the Company may take to remedy or discipline any act of misconduct by an Executive Officer including, but not limited to, termination of employment or initiation of appropriate legal action.

(d)    The recovery of compensation under this Section 22 is separate from and in addition to the compensation recovery requirements of Section 304 of the Sarbanes-Oxley Act of 2002 that are applicable to the Company's Chief Executive Officer and Chief Financial Officer, and the Committee shall reduce the recoupment under this Section 22 by any amounts paid to the Company by the Chief Executive Officer and Chief Financial Officer pursuant to such section.

23.    Permitted Transfers. Notwithstanding anything contained herein to the contrary, Awards (other than ISOs and corresponding Awards), may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of a Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Grantee or members of his or her Immediate Family; and the “Immediate Family” of a Grantee means the Grantee’s spouse, any person sharing the Grantee’s household (other than a tenant or employee), children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews. Such Award may be exercised by such Permitted Transferee in accordance with the terms of the Award Document. If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to and consistent with the provisions of the Plan and any applicable Award Document, except to the extent the Plan and Award Document otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

24.    Governing Law. The validity, performance, construction and effect of this Plan shall, except to the extent preempted by federal law, be governed by the laws of the state of Georgia, without giving effect to principles of conflicts of law.

ANNUAL MEETING OF SHAREHOLDERS OF

CORECARD CORPORATION

May 26, 2022

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, and Proxy Card are available at https://materials.proxyvote.com/45816D

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEE, "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND "FOR" THE APPROVAL OF THE CORECARD CORPORATION 2022 EMPLOYEE STOCK INCENTIVE PLAN.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. **Election of One Director:**

☐ FOR THE NOMINEE

☐ WITHHOLD AUTHORITY FOR THE NOMINEE

NOMINEE:

○ PHILIP H. MOISE

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

This proxy will be voted as directed. If no instructions are specified, the proxy will be voted "FOR" Proposal 1, 2 & 3.

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement for the Annual Meeting of the Shareholders and the 2021 Annual Report to Shareholders.

Signature of Shareholder ____________________ Date ________ Signature of Shareholder ____________________ Date ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

CORECARD CORPORATION

PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

The undersigned, hereby appoints J. Leland Strange and Matthew A. White as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of CoreCard Corporation held or owned by the undersigned as of the April 4, 2022 record date, at the Annual Meeting of Stockholders of the Company to be held at the Company's headquarters located at One Meca Way, Norcross, GA 30093 on May 26, 2022 at 4:00 p.m., local time, or any adjournment or postponement thereof.

(To be Signed on Reverse Side)

SEE REVERSE SIDE

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